                                 Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
              12.125% SENIOR DISCOUNT NOTES DUE FEBRUARY 15, 2008
                             (THE "SENIOR NOTES")

                                      OF

                       FOCAL COMMUNICATIONS CORPORATION

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Senior Notes pursuant to the Exchange Offer
described in the Prospectus dated          , 1998 (as the same may be amended
or supplemented from time to time, the "Prospectus") of Focal Communications Corporation, a Delaware corporation (the "Company"), if certificates for the Senior Notes are not immediately available, or time will not permit the Senior Notes, the Letter of Transmittal and all other required documents to be delivered to Harris Trust and Savings Bank (the "Exchange Agent") prior to
5:00 p.m., New York City time, on           , 1998 or such later date and time
to which the Exchange Offer may be extended (the "Expiration Date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering Senior Notes" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                         HARRIS TRUST AND SAVINGS BANK

      By Facsimile:                By Mail:            By Overnight Courier or
                                                                Hand



     (212) 701-7636        Harris Trust and Savings
     (212) 701-7637                Bank C/O           Harris Trust and Savings
                            Harris Trust Company of             Bank
                                   New York

 Confirm by telephone to                                  Wall Street Plaza
     (212) 701-7624           Wall Street Station       88 Pine Street, 19th
                                 P.O. Box 1010                  Floor
                              New York, New York      New York, New York 10005
                                  10268-1010                 Attention:
                                  Attention:            Reorganization Dept.
                             Reorganization Dept.

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Senior Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Senior Notes."

Name(s) of Registered Holder(s): ______________________________________________
                                        (Please Print or Type)

Signature(s): _________________________________________________________________

Address(es): __________________________________________________________________

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Area Code(s) and Telephone Number(s): _________________________________________

Account Number: _______________________________________________________________

Date: _________________________________________________________________________

         Certificate No(s).                        Principal Amount of
           (if available)                        Senior Notes Tendered*
_____________________________________     _____________________________________
_____________________________________     _____________________________________
_____________________________________     _____________________________________
_____________________________________     _____________________________________
_____________________________________     _____________________________________

* Must be in integral multiples of $1,000 stated principal amount at maturity.

                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Senior Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Senior Notes, into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

  The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Senior Notes (or a confirmation of book-entry transfer of such Senior Notes into the Exchange Agent's account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

Name of Firm ________________________     _____________________________________
                                                  Authorized Signature

Address _____________________________     Name ________________________________
                                                    Please Print or Type

 _______________________Zip Code          Title _______________________________


Telephone No. _______________________     Dated _______________________________

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